Exhibit 77(q)(1)

(a) Form of Articles Supplementary to the Registrant's Articles of Incorporation is attached hereto.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended, is attached hereto.